UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event report)	February 16, 2005

MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49635	870299034
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Main Street, Buffalo, New York 14203
(Address of principal executive offices)

Registrant's telephone number, including area code:		716-855-1068

(Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On February 16, 2005, our Board of Directors confirmed the appointment of William L. Bednarski as Executive Vice President and Chief Operating Officer of Minrad International, Inc.

          Mr. Bednarski signed a contingent appointment letter with Minrad International, dated January 25, 2005, the form of which is filed as Exhibit 99.2 to this report and incorporated herein by reference. The appointment letter describes the principal terms of Mr. Bednarski's employment as Executive Vice President and Chief Operating Officer. Mr. Bednarski will report to the President and CEO, and he will have the principal duties and responsibilities of a chief operating officer. Mr. Bednarski's compensation will include salary of $156,000 per year, incentive bonus of 2% of the year over year increase in Gross Profit After Distribution Expense, and options vesting over five years and with a five year term to purchase up to 250,000 shares of common stock at $4.50 per share. Mr. Bednarski will also be paid $35,000 for relocation expenses.

          There are no family relationships between Mr. Bednarski and any of the directors or executive officers of Minrad International. There have not been any transactions during the past two years, and there are no proposed transactions, in which Minrad International is a party and in which Mr. Bednarski had or is to have a direct or indirect material interest.

          Filed as Exhibit 99.1 to this report, and incorporated herein by reference, is a Press Release of Minrad International dated February 17, 2005, which summarizes Mr. Bednarski's business experience.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

          99.1 Press Release of Minrad International, Inc, dated February 17, 2005, relating to the appointment of William L. Bednarski as Executive Vice President and Chief Operating Officer.

          99.2 Form of contingent appointment letter, dated January 25, 2005, between William L. Bendnarski and Minrad International, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC.
(Registrant)

By:	/s/ Richard Tamulski
Richard Tamulski.
V.P. Finance

February 23, 2005